CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 15, 2018, relating to the financial statements and financial highlights of Nationwide Risk-Based U.S. Equity ETF, Nationwide Risk-Based International Equity ETF, Nationwide Maximum Diversification U.S. Core Equity ETF, and Nationwide Maximum Diversification Emerging Markets Core Equity ETF, each a series of ETF Series Solutions, for the period ended August 31, 2018, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of Nationwide Maximum Diversification International Core Equity ETF, a series of ETF Series Solutions, under the headings “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
Cohen & Company, Ltd.
Milwaukee, Wisconsin
December 14, 2018